     As filed with the Securities and Exchange Commission on June 28, 2000
                                                        Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ---------------
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------
                          EXODUS COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)
                                ---------------

             Delaware                             4813                            77-0403076
 (State or other jurisdiction of      (Primary standard industrial             (I.R.S. employer
  incorporation or organization)         classification number)             identification number)

                         2831 Mission College Boulevard
                         Santa Clara, California 95054
                                 (408) 346-2200
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                                ---------------
                                 Adam W. Wegner
                                General Counsel
                          Exodus Communications, Inc.
                         2831 Mission College Boulevard
                         Santa Clara, California 95054
                                 (408) 346-2200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ---------------
                                   Copies to:
                              Horace L. Nash, Esq.
                            Piyasena C. Perera, Esq.
                           Andrew J. Schultheis, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                          Palo Alto, California 94306
                                 (650) 494-0600
                                ---------------
   Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions and other factors.
   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE

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                                           Proposed Maximum
                                               Aggregate     Proposed Maximum
 Title of Each Class of       Amount        Offering Price       Aggregate         Amount of
       Securities        To Be Registered         per            Offering        Registration
    To Be Registered          (1)(2)        Security(2)(3)    Price(1)(2)(3)        Fee(3)
---------------------------------------------------------------------------------------------
Debt Securities(4).....
---------------------------------------------------------------------------------------------
Preferred Stock, par
 value $0.001 per
 share(5)..............
---------------------------------------------------------------------------------------------
Common Stock, par value
 $0.001 per share(6)...
---------------------------------------------------------------------------------------------
Warrants(7)............
---------------------------------------------------------------------------------------------
Total..................   $2,000,000,000    $2,000,000,000    $2,000,000,000       $528,000
---------------------------------------------------------------------------------------------

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                                                   (footnotes on following page)
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which shall specifically state that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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--------------------------------------------------------------------------------

(footnotes from cover)
--------
(1) The initial public offering price of any securities denominated in any foreign currencies or currency units shall be the U.S. dollar equivalent thereof based on the prevailing exchange rates at the respective times such securities are first offered. For securities issued with an original issue discount, the amount to be registered is the amount as shall result in aggregate gross proceeds of $2,000,000,000.
(2) Pursuant to General Instruction II.D to Form S-3, the Amount To Be Registered, Proposed Maximum Aggregate Offering Price Per Security and Proposed Maximum Aggregate Offering Price has been omitted for each class of securities which are registered hereby.
(3) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, and reflects the maximum offering price of securities that may be issued rather than the principal amount of any securities that may be issued at a discount.
(4) An indeterminate number of debt securities are covered by this Registration Statement. Debt securities may be issued (a) separately or
     (b) upon exercise of warrants to purchase debt securities which are registered hereby.
(5) An indeterminate number of shares of preferred stock, par value $0.001 per share, are covered by this Registration Statement. Shares of preferred stock may be issued (a) separately, (b) upon the conversion of debt securities which are registered hereby or (c) upon exercise of warrants to purchase shares of preferred stock which are registered hereby.
(6) An indeterminate number of shares of common stock, par value $0.001 per share, are covered by this Registration Statement. common stock may be issued (a) separately, (b) upon the conversion of either the debt securities or the shares of preferred stock, each of which are registered hereby or (c) upon exercise of warrants to purchase shares of common stock. Shares of common stock issued upon conversion of the debt securities and the preferred stock will be issued without the payment of additional consideration.
(7) An indeterminate number of warrants, each representing the right to purchase an indeterminate number of debt securities, shares of preferred stock or shares of common stock, each of which are registered hereby, are covered by this Registration Statement.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   Subject to completion, dated June 28, 2000

PROSPECTUS

[LOGO OF EXODUS                 $2,000,000,000
COMMUNICATIONS, INC.]       Exodus Communications, Inc.
                                Debt Securities
                                Preferred Stock
                                  Common Stock
                                    Warrants

                                  -----------

  This prospectus includes a general description of the debt securities, shares of preferred stock, shares of common stock and warrants we may issue from time to time. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and each supplement carefully before you invest.

  Our common stock trades on the Nasdaq National Market under the symbol
"EXDS".

                                  -----------

  Investing in our securities involves risks, which we describe in the "Risk Factors" section beginning on page 4 of this prospectus.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                  -----------

               The date of this prospectus is            , 2000.

  You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
About This Prospectus......................................................  ii
Where You Can Find More Information........................................  ii
Incorporation by Reference.................................................  ii
Summary....................................................................   1
Risk Factors...............................................................   4
Disclosure Regarding Forward-Looking Statements............................  13
Use of Proceeds............................................................  14
Dividend Policy............................................................  14
Ratio of Earnings to Fixed Charges and Preferred Dividends.................  14
Description of Debt Securities.............................................  15
Description of Preferred Stock.............................................  23
Description of Common Stock................................................  25
Description of Warrants....................................................  27
Plan of Distribution.......................................................  29
Legal Matters..............................................................  30
Experts....................................................................  30

   Unless the context otherwise requires, the terms "we," "our," "us," "the company" and "Exodus" refer to Exodus Communications, Inc., a Delaware corporation.

   All share numbers in this prospectus reflect the two-for-one stock split in the form of a stock dividend payable to holders of our common stock on June 20, 2000. The information incorporated by reference into this prospectus, however, may not reflect this stock split.

                               ----------------

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement that we filed with the SEC using a shelf registration process. Under the shelf registration process, we may offer from time to time debt securities, shares of preferred stock, shares of common stock and warrants up to an aggregate amount of $2,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, in addition to this prospectus we will provide you with a prospectus supplement that will contain specific information about the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement as well as additional information described under "Where You Can Find More Information" immediately below.

                      WHERE YOU CAN FIND MORE INFORMATION

   Because we are subject to the informational requirements of the Exchange Act, we file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices located at 7 World Trade Center, 13th floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may also obtain copies of those materials at prescribed rates from the public reference section of the SEC at 450 Fifth Street, Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at
(800) SEC-0330. In addition, we are required to file electronic versions of those materials with the SEC through the SEC's EDGAR system. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

   We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered under this prospectus. This prospectus does not contain all of the information in the registration statement, parts of which we have omitted, as allowed under the rules and regulations of the SEC. You should refer to the registration statement for further information with respect to us and our securities. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to the registration statement. Copies of the registration statement, including exhibits, may be inspected without charge at the SEC's principal office in Washington, D.C., and you may obtain copies from this office upon payment of the fees prescribed by the SEC.

   We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the information that has been incorporated by reference into this prospectus (except exhibits, unless they are specifically incorporated by reference into this prospectus). You should direct any requests for copies to:

                          Exodus Communications, Inc.
                         2831 Mission College Boulevard
                         Santa Clara, California 95054
                           Attention: Adam W. Wegner
                           Telephone: (408) 346-2200

                           INCORPORATION BY REFERENCE

   The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference in this prospectus the information contained in the following documents:

  . our annual report on Form 10-K for the year ended December 31, 1999 filed with the SEC on March 30, 2000;

  . our quarterly report on Form 10-Q for the quarter ended March 31, 2000 filed with the SEC on May 12, 2000;

  . our current reports on Form 8-K filed with the SEC on April 7, 2000 and June 21, 2000;

  . the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on February 13, 1998 under
     Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description;

  . the description of our preferred stock purchase rights contained in our registration statement on Form 8-A filed with the SEC on January 29, 1999 under Section 12(g) of the Exchange Act, as amended by a Form 8-A/A filed with the SEC on November 29, 1999, including any amendment or report filed for the purpose of updating such description; and

  . all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all the securities that we may offer under this prospectus are sold.

   You may obtain copies of those documents from us, free of cost, by contacting us at the address or telephone number provided in "Where You Can Find More Information" immediately above.

   Information that we file later with the SEC and that is incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

                                    SUMMARY

   This section contains a general summary of the information contained in this prospectus. It may not include all the information that is important to you. You should read the entire prospectus, any accompanying prospectus supplement and the documents incorporated by reference before making an investment decision.

                          Exodus Communications, Inc.

   Exodus Communications is a leading provider of complex Internet hosting for enterprises with mission-critical Internet operations. We offer sophisticated system and network management solutions, along with professional services, to provide optimal performance for customers' Web sites. Exodus delivers its services from geographically distributed, state-of-the-art Internet Data Centers that are connected through a high performance dedicated and redundant backbone network. Our tailored solutions are designed to integrate with existing enterprise systems architectures and to enable customers to outsource the monitoring, administration and optimization of their equipment, applications and overall Internet operations. As of March 31, 2000, we had over 2,800 customers under contract and managed over 39,000 customer servers worldwide. Our customers represent a variety of industries, ranging from leading Internet companies to major enterprise customers, including Yahoo!, USA Today.com, weather.com, priceline.com, British Airways and Nordstrom.

   Internet usage is growing rapidly and businesses are increasing the breadth and depth of their Internet product and services offerings. These Internet operations are mission-critical for Internet-centric businesses and are becoming increasingly mission-critical for many enterprises. In order to ensure the quality, reliability, availability and redundancy of these mission-critical Internet operations, corporate IT departments must make substantial investments in facilities, personnel, equipment and networks which must be continuously upgraded to reflect changing technologies and must rapidly scale as the enterprise grows. This recurring and significant investment is an inefficient use of resources and, as a result, a significant need exists for outsourcing arrangements that can increase performance, provide continuous operation of Internet solutions and reduce Internet operating expenses. We believe a significant opportunity exists for a highly focused company to provide a combination of server hosting, Internet connectivity and managed and professional services that will enable reliable, high performance mission-critical Internet operations.

   Exodus offers an integrated portfolio of solutions that provides customers with a scalable, secure and high performance platform for the development, deployment and proactive management of mission-critical Internet operations. Our server hosting and Internet connectivity services are offered through our Internet Data Centers and our redundant backbone network of multiple high speed OC-3 and OC-12 lines, along with our public and private network interconnections. We continue to upgrade our network in order to accommodate expected traffic growth. Our managed services include performance monitoring, site management reports, data backup, content delivery and management services, security services and professional services. These services provide the foundation for high performance, availability, scalability and reliability of customers' mission-critical Internet operations. In addition, we integrate best-of-breed technologies from leading vendors with our industry expertise and proprietary technology.

   Our objective is to become the leading provider of Internet system and network management solutions for enterprises with mission-critical Internet operations. To achieve this objective, we intend to:

  .  Continue to position Exodus as the leader in this market;

  . Focus on enhancing systems and network management, Internet technology services and professional services;

  .  Accelerate our global expansion;

  .  Leverage our expertise to address new market opportunities; and

  . Continue to establish strategic relationships for distribution and technology.

   We began offering server hosting and Internet connectivity services in late 1995, opened our first dedicated Internet Data Center in August 1996, and introduced managed services in 1997 and professional services in 1998. We currently operate 22 Internet Data Centers located in Atlanta, Austin, Boston, Chicago, Los Angeles, New York, Seattle, Silicon Valley, Washington, D.C., London, Tokyo, Frankfurt and Toronto.

   We expanded our solutions and services by acquiring providers of Internet technologies--Arca Systems, Inc. ("Arca"), American Information Systems, Inc. ("AIS"), Cohesive Technology Solutions, Inc. ("Cohesive"), Service Metrics, Inc. ("Service Metrics"), Exodus Communications KK (formerly Global Online Japan Co. Ltd.) (sinjuku-ku) ("GOL") and KeyLabs, Inc. ("KeyLabs"). In October 1998, we purchased Arca, a provider of advanced network and system security consulting services. In February 1999, to accelerate our launch into the Chicago metropolitan area, we acquired AIS, a regional provider of co-location, Web hosting and professional services. In July 1999, we acquired Cohesive, a technology professional services organization with expertise in networking, Web applications and technology solutions. In November 1999, we acquired Service Metrics, an Internet monitoring applications and services company. In December 1999, we acquired GOL, an Internet solutions provider, through which we offer complex Web hosting and a range of Managed and Professional Services in the Japanese market. In February 2000, we acquired KeyLabs, Inc., a provider of e-business testing services, and in April 2000, we completed an equity investment in Mirror Image Internet, Inc., a provider of content distribution services.

   Our principal executive offices are located at 2831 Mission College Blvd., Santa Clara, California 95054. Our telephone number is (408) 346-2200.

                          The Securities We May Offer

   Each time we offer securities under this prospectus, we will provide you with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we may offer under this prospectus.

Debt Securities

   We may offer unsecured general obligations, which may be either senior or subordinated and may be convertible into shares of our common stock or preferred stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the "debt securities". The senior debt securities will have the same rank as all our other unsecured and unsubordinated debt. The subordinated debt securities will be entitled to payment only after payment on our senior debt. In addition, the subordinated debt securities will be effectively subordinated to creditors and preferred shareholders of our subsidiaries. Our board of directors will determine the terms of each series of debt securities being offered.

   We will issue the debt securities under an indenture or indentures between us and Chase Manhattan Bank and Trust Company, National Association, as the trustee. In this document, we have summarized general features of the debt securities from the indentures. We encourage you to read the indentures which are exhibits to the registration statement of which this prospectus is a part.

Preferred Stock

   We may issue shares of our preferred stock, par value $0.001 per share, in one or more series. Our board of directors will determine the dividend, voting, conversion and other rights of the series of shares of preferred stock being offered.

Common Stock

   We may issue shares of our common stock, par value $0.001 per share. In this prospectus, we provide a general description of, among other things, our dividend policy and the transfer and voting restrictions that apply to holders of our common stock.

Warrants

   We may issue warrants for the purchase of debt securities, shares of preferred stock or shares of common stock. Our board of directors will determine the terms of the warrants.

                                  RISK FACTORS

   Before investing in our securities, you should carefully consider the risks described below and in any accompanying prospectus supplement as well as the other information included or incorporated by reference in this prospectus. This prospectus contains forward-looking statements that involve risk and uncertainties, such as statements of our plans, objectives, expectations and intentions. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. These risk factors could cause our future results to differ materially from those expressed or implied in any forward-looking statements made by us. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Our short operating history and heavy losses make our business difficult to evaluate

   Our limited operating history makes evaluating our business operations and our prospects difficult. We began offering server hosting and Internet connectivity services in 1995, opened our first dedicated Internet Data Center in August 1996 and introduced managed services in 1997 and professional services in 1998. Due to our short operating history, our business model is still evolving. We have incurred operating losses and negative cash flows each fiscal quarter and year since 1995. Our accumulated deficit was approximately $286.6 million at March 31, 2000. We anticipate continuing to make significant investments in new Internet Data Centers and network infrastructure, product development, sales and marketing programs and personnel. We believe that we will continue to experience net losses on a quarterly and annual basis for the foreseeable future. We may also use significant amounts of cash and/or equity to acquire complementary businesses, products, services or technologies. Although we have experienced significant growth in revenues in recent periods, this growth rate is not necessarily indicative of future operating results. It is possible that we may never achieve profitability on a quarterly or an annual basis.

Our operating results have fluctuated widely and we expect this to continue

   We have experienced significant fluctuations in our results of operations on a quarterly and an annual basis. We expect to continue to experience significant fluctuations due to a variety of factors, many of which are outside of our control, including:

  .  demand for and market acceptance of our services;

  .  reliable continuity of service and network availability;

  . the ability to increase bandwidth as necessary, both on our network and at our interconnection points with other networks;

  . costs related to the acquisition of network capacity and arrangements for interconnections with third-party networks;

  .  customer retention and satisfaction;

  .  capacity utilization of our Internet Data Centers;

  . the timing, magnitude and integration of acquisitions of complementary businesses and assets;

  .  the timing of customer installations;

  .  the provision of customer discounts and credits;

  .  the mix of services sold by us;

  . the timing and success of marketing efforts and service introductions by us and our competitors;

  . the timing and magnitude of capital expenditures, including construction costs relating to the expansion of operations;

  . the timing of expansion of existing Internet Data Centers and completion of new Internet Data Centers, including obtaining necessary permits and adequate public utility power;

  . the introduction by third parties of new Internet and networking technologies;

  .  changes in our pricing policies and those of our competitors;

  .  fluctuations in bandwidth used by customers; and

  . licenses and permits required to construct facilities, deploy networking infrastructure or operate in the United States and foreign countries.

   In addition, a relatively large portion of our expenses are fixed in the short-term, particularly with respect to telecommunications, depreciation, substantial interest expenses, real estate and personnel. Therefore, our results of operations are particularly sensitive to fluctuations in revenues. Furthermore, if we were to become unable to continue leveraging third-party products in our services offerings, our product development costs could increase significantly. Finally, many of our customers are emerging growth companies which may have negative cash flows, and there is the possibility that we will not be able to collect receivables on a timely basis.

Our rapid expansion produces a significant strain on our business and requires us to expend substantial resources

   The expansion of our network through the opening of additional Internet Data Centers in geographically diverse locations is one of our key strategies. We currently have 22 Internet Data Centers located in the following metropolitan areas: Atlanta, Austin, Boston, Chicago, Frankfurt, London, Los Angeles, New York, Seattle, Silicon Valley, Tokyo, Toronto and Washington, D.C. To expand successfully, we must be able to assess markets, locate and secure new Internet Data Center sites, install telecommunications circuits and equipment and Internet Data Center facilities, and establish additional interconnections with Internet service providers. To manage this expansion effectively, we must continue to improve our operational and financial systems and expand, train and manage our employee base. Our inability to establish additional Internet Data Centers or effectively manage our expansion would have a material adverse effect upon our business.

   We expect to expend substantial resources for leases and/or the purchase of real estate, significant improvements of facilities, purchase of complementary businesses, assets and equipment, implementation of multiple telecommunications connections and hiring of network, administrative, customer support and sales and marketing personnel with the establishment of each new Internet Data Center. Moreover, we expect to make additional significant investments in sales and marketing and the development of new services as part of our expansion strategy. The failure to generate sufficient cash flows or to raise sufficient funds may require us to delay or abandon some or all of our development and expansion plans or otherwise forego market opportunities, making it difficult for us to generate additional revenue and to respond to competitive pressures.

   In general, it takes us at least six months to select the appropriate location for a new Internet Data Center, construct the necessary facilities, install equipment and telecommunications infrastructure and hire operations and sales personnel. Expenditures commence well before the Internet Data Center opens, and it takes an extended period for us to approach break-even capacity utilization. As a result, we expect that individual Internet Data Centers will experience losses for in excess of one year from the time they are opened. We incur further expenses from sales personnel hired to test market our services in markets where there is no Internet Data Center. Growth in the number of our Internet Data Centers is likely to increase the amount and duration of losses. In addition, if we do not attract customers to new Internet Data Centers in a timely manner, or at all, our business would be materially adversely affected.

We compete with much larger companies and there are few barriers to entry, and if we cannot compete effectively, we will lose business

   Our market is intensely competitive. There are few substantial barriers to entry, and we expect to face additional competition from existing competitors and new market entrants in the future. Many companies have announced that they intend to begin providing and/or greatly expand their service offerings that are competitive with our services. The principal competitive factors in this market include:

  .  the ability to deliver services when requested by the customer;

  .  Internet system engineering and other expertise;

  .  customer service;

  .  network capability, reliability, quality of service and scalability;

  .  the variety of services offered;

  . access to network resources, including circuits, equipment and interconnection capacity to other networks;

  .  broad geographic presence;

  .  price;

  .  the ability to maintain and expand distribution channels;

  .  brand name;

  .  the timing of introductions of new services;

  .  network security; and

  .  financial resources.

   There can be no assurance that we will have the resources or expertise to compete successfully in the future. Our current and potential competitors in the market include:

  .  providers of server hosting services;

  .  national, foreign and regional ISPs;

  . global, regional and local telecommunications companies and Regional Bell Operating companies;

  .  IT outsourcing firms; and

  .  other technology services and products companies.

   Many of our competitors have substantially greater resources, more customers, longer operating histories, greater name recognition and more established relationships in the industry. As a result, these competitors may be able to develop and expand their network infrastructures and service offerings more quickly, devote greater resources to the marketing and sale of their products and adopt more aggressive pricing policies. In addition, these competitors have entered and will likely continue to enter into business relationships to provide additional services competitive with those we provide.

   Some of our competitors may be able to provide customers with additional benefits in connection with their Internet system and network management solutions, including reduced communications costs, which could reduce the overall costs of their services relative to ours. We may not be able to offset the effects of any price reductions. In addition, we believe our market is likely to encounter consolidation in the near future, which could result in increased prices and other competition.

Our market is new and our services may not be generally accepted by enterprises looking to outsource their mission-critical Internet operations, which could harm our operating results

   The market for Internet system and network management solutions has only recently begun to develop, is evolving rapidly and is characterized by an increasing number of market entrants. This market may not prove to be viable or, if it becomes viable, may not continue to grow. We currently incur costs greater than our revenues. If we cannot retain or grow our customer base, we will not be able to increase our sales and revenues or create economies of scale to offset our fixed and operating costs. Our future growth depends on the willingness of enterprises to outsource the system and network management of their mission-critical Internet operations and our ability to market our services in a cost-effective manner to a sufficiently large number of customers. If this market fails to develop, or develops more slowly than expected, or if our services do not achieve market acceptance, our business would be adversely affected. In addition, in order to be successful we must be able to differentiate ourselves from our competition through our service offerings and delivery.

Our substantial leverage and debt service obligations adversely affect our cash flow

   We have substantial amounts of outstanding indebtedness, primarily from our 10 3/4% Senior Notes, 4 3/4% Convertible Subordinated Notes, 11 1/4% Senior Notes, and our 5% Convertible Subordinated Notes. There is the possibility that we may be unable to generate cash sufficient to pay the principal of, interest on and other amounts due in respect of, certain of our debt securities when due. As of March 31, 2000, we had debt of approximately $1.4 billion. We also have the right to issue $100.0 million of additional 10 3/4% Senior Notes on or prior to December 8, 2000 and we expect to issue additional series of senior debt securities in an aggregate principal amount of approximately $1.2 billion. Furthermore, we expect to enter into new secured credit facilities for up to $750 million, and our debt securities would be effectively subordinated to any borrowings under the credit facilities. In addition, we expect to add additional equipment loans and lease lines to finance capital expenditures for our Internet Data Centers and to obtain additional long-term debt, working capital lines of credit and lease lines. We cannot be certain that any financing arrangements will be available.

   Our substantial leverage could have significant negative consequences, including:

  . increasing our vulnerability to general adverse economic and industry conditions;

  .  limiting our ability to obtain additional financing;

  . requiring the dedication of a substantial portion of our expected cash flow from operations to service our indebtedness, thereby reducing the amount of our expected cash flow available for other purposes, including capital expenditures;

  . limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we compete; and

  . placing us at a possible competitive disadvantage compared to less leveraged competitors and competitors that have better access to capital resources.

We are subject to restrictive covenants in our note indentures that limit our flexibility in managing our business

   Our existing debt securities contain various restrictions on our ability to incur debt, pay dividends or make other restricted payments, sell assets, enter into affiliate transactions and take other actions. Furthermore, our existing financing arrangements are, and future financing arrangements are likely to be, secured by substantially all of our assets. The existing financing arrangements require, and future financing arrangements are likely to require, that we maintain specific financial ratios and comply with covenants restricting our ability to incur debt, pay dividends or make other restricted payments, sell assets, enter into affiliate transactions or take other actions.

   In addition, a number of instruments evidencing our debt restrict the manner in which the funds raised in our debt financings and debt incurred in the future may be used.

We must manage growth effectively by expanding operating and financial procedures, controls and systems or our business will be harmed

   We are experiencing, and expect to continue experiencing, rapid growth with respect to the building of our Internet Data Centers and network infrastructure, acquisitions of assets and companies, expansion of our service offerings, geographic expansion, expansion of our customer base and increases in the number of employees. This growth has placed, and we expect it to continue to place, a significant strain on our financial, management, operational and other resources, including our ability to ensure customer satisfaction. This expansion also requires significant time commitment from our senior management and places a significant strain on their ability to manage the existing business. In addition, we are required to manage multiple relationships with a growing number of third parties as we seek to complement our service offerings. Our ability to manage our growth effectively will require us to continue to expand operating and financial procedures and controls, to replace or upgrade our operational, financial and management information systems and to attract, train, motivate and retain key employees. We have recently hired many key employees and officers, and as a result, our entire management team has worked together for only a brief time. In addition, we intend to hire additional senior management personnel to support our growth and expansion of our business. If our executives are unable to manage growth effectively, our business could be materially adversely affected.

We may experience difficulty in integrating our acquisitions, which could harm our operating results

   In October 1998 we acquired the assets of Arca, in February 1999 we acquired AIS, in July 1999 we acquired Cohesive, in November 1999 we acquired Service Metrics, and in December 1999 we acquired GOL. Furthermore, in February 2000, we completed our acquisition of KeyLabs and in April 2000 we completed our equity investment in Mirror Image. We continue to expend resources integrating Cohesive, Service Metrics and KeyLabs, and the personnel hired in connection with these acquisitions. As we acquire additional companies, we will incur additional expenses.

   We believe that our future growth depends, in part, upon the acquisition of complementary businesses, products, services or technologies. After purchasing a company, we could have difficulty in assimilating that company's technology, personnel and operations. In addition, the key personnel of the acquired company may decide not to work for us. These difficulties could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition, future acquisitions by us may require us to issue stock that could dilute the ownership of our then existing stockholders, incur additional debt or assume liabilities, result in large one-time write-offs or create goodwill or other intangible assets that could result in amortization expenses.

System failures could lead to significant costs

   We must protect our network infrastructure, our equipment, and customers' equipment against damage from human error, physical or electronic security breaches, power loss and other facility failures, fire, earthquake, flood, telecommunications failure, sabotage, vandalism and similar events. Despite precautions we have taken, a natural disaster or other unanticipated problems at one or more of our Internet Data Centers could result in interruptions in our services or significant damage to customer equipment. In addition, failure of any of our telecommunications providers, such as MCI WorldCom, Qwest Communications Corporation and Global Crossing, to provide consistent data communications capacity, and local exchange carriers to provide interconnection agreements, could result in interruptions in our services. Any damage to or failure of our systems or service providers could result in reductions in, or terminations of, services supplied to our customers, which could have a material adverse effect on our business. In the past, we have experienced interruptions in specific circuits within our network resulting from events outside our control, temporary loss of power, and failure of networking equipment, all of which led to short-term degradation in the level of performance of our network or temporary unavailability of our services. We attempt to limit exposure to system downtime by contract by giving customers a credit of free service for a short period of time for disruptions. However, customers may demand additional remedies. If we incur significant service level commitment obligations in connection with system downtime, our liability insurance may not be adequate to cover those expenses.

Customer satisfaction with our services is critical to our success

   Our customers demand a very high level of service and services are an increasingly significant portion of our offerings. As customers outsource more mission-critical operations to us, we are subject to increased liability claims and customer dissatisfaction if our systems fail or our customers otherwise become unsatisfied. Our customer contracts generally provide a limited service level commitment related to the continuous availability of service on a 24 hours per day, seven days per week basis. This commitment is generally limited to a credit consisting of free service for a short period of time for disruptions in Internet transmission services. If we incur significant service level commitment obligations in connection with system downtime, our liability insurance may not be adequate to cover these expenses.

Our ability to expand our network is unproven and will require substantial financial, operational and management resources

   To satisfy customer requirements, we must continue to expand and adapt our network infrastructure. We are dependent on MCI WorldCom, Qwest, Global Crossing and other telecommunications providers for our network capacity. The expansion and adaptation of our telecommunications infrastructure will require substantial financial, operational and management resources as we negotiate telecommunications capacity with network infrastructure suppliers. Due to the limited deployment of our services to date, our ability to connect and manage a substantially larger number of customers at high transmission speeds is unknown. We have yet to prove our network's ability to be scaled up to higher customer levels while maintaining superior performance. Furthermore, it may be difficult for us to increase quickly our network capacity in light of current necessary lead times within the industry to purchase circuits and other critical items. If we fail to achieve or maintain high capacity data transmission circuits, customer demand could diminish because of possible degradation of service. In addition, as we upgrade our telecommunications infrastructure to increase bandwidth available to our customers, we expect to encounter equipment or software incompatibility, which may cause delays in implementation.

We depend on network interconnections provided by third parties who may raise their fees or deny access

   We rely on a number of public and private network interconnections to allow our customers to connect to other networks. If the networks with which we interconnect were to discontinue their interconnections, our ability to exchange traffic would be significantly constrained. Furthermore, our business will be harmed if these networks do not add more bandwidth to accommodate increased traffic. Many of the companies with which we maintain interconnections are our competitors. Some of these networks require that we pay them fees for the right to maintain interconnections. There is nothing to prevent any networks, many of which are significantly larger than we are, from increasing fees or denying access. In early 2000, one network with whom we previously maintained interconnections unilaterally terminated their interconnections. In the future, other networks could refuse to continue to interconnect directly with us, might impose significant costs on us or limit our customers' access to their networks. In this event, we may not be able on a cost-effective basis to access alternative networks to exchange our customers' traffic. In addition, we may not be able to pass through to our customers any additional costs of utilizing these networks. In these cases, our business could be harmed.

Difficulties presented by international economic, political, legal, accounting and business factors could harm our business in international markets

   A component of our strategy is to expand into international markets. We opened our first Internet Data Center outside of the United States in the London metropolitan area in June 1999 and acquired an Internet Data Center in Tokyo through our acquisition of GOL in December 1999. In April 2000, we opened two additional

Internet Data Centers in Frankfurt and Toronto. Furthermore, we plan to open additional international Internet Data Centers by the end of 2000. In order to expand our international operations, we may enter into joint ventures or outsourcing agreements with third parties, acquire rights to high-bandwidth transmission capability, acquire complementary businesses or operations, or establish and maintain new operations outside of the United States. Thus, we may depend on third parties to be successful in our international operations. In addition, the rate of development and adoption of the Internet has been slower outside of the United States, and the cost of bandwidth has been higher, which may adversely affect our ability to expand operations and may increase our cost of operations internationally. The risks inherent in conducting business internationally include:

  . unexpected changes in regulatory requirements, export restrictions, tariffs and other trade barriers;

  .  challenges in staffing and managing foreign operations;

  .  differences in technology standards;

  .  employment laws and practices in foreign countries;

  .  longer payment cycles and problems in collecting accounts receivable;

  .  political instability;

  . fluctuations in currency exchange rates and imposition of currency exchange controls; and

  .  potentially adverse tax consequences.

We might not be successful in our attempts to keep up with rapid technological change and evolving industry standards

   Our future success will depend on our ability to offer services that incorporate leading technology and address the increasingly sophisticated and varied needs of our current and prospective customers. Our market is characterized by rapidly changing and unproven technology, evolving industry standards, changes in customer needs, emerging competition and frequent new service introductions. Future advances in technology may not be beneficial to, or compatible with, our business. In addition, we may not be able to incorporate advances on a cost-effective and timely basis. Moreover, technological advances may have the effect of encouraging our current or future customers to rely on in-house personnel and equipment to furnish the services we currently provide. In addition, keeping pace with technological advances may require substantial expenditures and lead time.

   We believe that our ability to compete successfully is also dependent upon the continued compatibility and interoperability of our services with products, services and architectures offered by various vendors. Although we work with various vendors in testing newly developed products, these products may not be compatible with our infrastructure or adequate to address changing customer needs. Any incompatibility would require us to make significant investments to achieve compatibility. Although we intend to support emerging standards, industry standards may not be established or we may not be able to conform timely to new standards. Our failure to conform to a prevailing standard, or the failure of a common standard to emerge, could have a material adverse effect on our business.

System security risks could disrupt our services

   The ability to provide secure transmissions of confidential information over networks accessible to the public is a significant barrier to electronic commerce and communications. A portion of our services rely on encryption and authentication technology licensed from third parties. Despite a variety of network security measures taken by us, we cannot assure that unauthorized access, computer viruses, accidental or intentional actions and other disruptions will not occur. Recently, numerous computer viruses have circulated throughout the world. Our network and our customer sites are potentially vulnerable to these viruses, which could harm our results of operations. Our Internet Data Centers have experienced and may in the future experience delays or interruptions in service as a result of the accidental or intentional actions of Internet users, current and former employees of Exodus or others. Furthermore, inappropriate use of the network by third parties could also jeopardize the security of confidential information, such as customer and Exodus passwords as well as credit card and bank account numbers, stored in our computer systems or those of our customers. As a result, we could become liable to others and lose existing or potential customers. The costs required to eliminate computer viruses and alleviate other security problems could be prohibitively expensive. In addition, the efforts to address these problems could result in interruptions, delays or cessation of service to our customers.

We depend on third-party equipment and software suppliers

   We depend on vendors to supply key components of our telecommunications infrastructure and system and network management solutions. Some of the telecommunications services and networking equipment is available only from sole or limited sources. For instance, the routers, switches and modems we use are currently supplied primarily by Cisco Systems, Inc. We typically purchase or lease all of our components under purchase orders placed from time to time. We do not carry significant inventories of components and have no guaranteed supply arrangements with vendors. If we are unable to obtain required products or services on a timely basis and at an acceptable cost, our business would be harmed. In addition, if our sole or limited source suppliers do not provide products or components that comply with evolving Internet and telecommunications standards or that interoperate with other products or components we use, our business would be harmed. For example, we have experienced performance problems, including previously unknown software and firmware bugs, with routers and switches that have caused temporary disruptions in and impairment of network performance.

Government regulation and legal uncertainties may harm our business

   Laws and regulations directly applicable to communications and commerce over the Internet are becoming more prevalent. The United States Congress has recently considered enacting Internet laws regarding children's privacy, copyrights, taxation and the transmission of sexually explicit material. The European Union also enacted its own privacy regulations. The law of the Internet, however, remains largely unsettled, even in areas where there has been some legislative action. It may take years to determine whether and how existing laws such as those governing intellectual property, privacy, libel and taxation apply to the Internet. In addition, the growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws, both in the United States and abroad, that may impose additional burdens on companies conducting business online. The adoption or modification of laws or regulations relating to the Internet could adversely affect our business. We provide services over the Internet in many states in the United States and in many foreign countries, and we facilitate the activities of our customers in these jurisdictions. As a result we may be required to qualify to do business, or be subject to taxation, or be subject to other laws and regulations, in these jurisdictions even if we do not have a physical presence or employees or property in these jurisdictions. The application of these multiple sets of laws and regulations is uncertain, but we could find that Exodus is subject to regulation, taxation, enforcement or other liability in unexpected ways, which could materially adversely affect our business.

We could be held liable for the information disseminated through our network

   The law relating to the liability of online services companies and Internet access providers for information and commerce carried on or disseminated through their networks is currently unsettled. The Child Online Protection Act of 1998 imposes criminal penalties and civil liability on anyone engaged in the business of selling or transferring material that is harmful to minors, by means of the World Wide Web, without restricting access to this type of material by underage persons. Numerous states have adopted or are currently considering similar types of legislation. The imposition upon us and other Internet network providers of potential liability for information carried on or disseminated through systems could require us to implement measures to reduce exposure to liability, which may require the expenditure of substantial resources, or to discontinue various service or product offerings. Further, the costs of defending against any claims and potential adverse outcomes of these claims could have a material adverse effect on our business. While we carry professional liability insurance, it may not be adequate to compensate or may not cover us in the event we become liable for information carried on or disseminated through our networks.

   Some businesses, organizations and individuals have in the past sent unsolicited commercial e-mail messages through our network or advertising sites hosted at our facilities to a massive number of people. This practice, known as "spamming," has led to some complaints against us. In addition, some ISPs and other online services companies could deny network access to us if we allow undesired content or spamming to be transmitted through our networks. Although we prohibit customers by contract from spamming, we cannot be sure that customers will not engage in this practice, which could have a material adverse effect on our business.

Our future success depends on our key personnel

   Our success depends in significant part upon the continued services of our key technical, sales and senior management personnel. Any officer or employee can terminate his or her relationship at any time. If we lose the services of one or more of our key employees or are unable to attract additional qualified personnel, our business would be adversely affected. We do not carry key-person life insurance for any of our employees.

If the Internet and Internet infrastructure development do not continue to grow, our business will be harmed

   Our success depends in large part on continued growth in the use of the Internet. Critical issues concerning the commercial use of the Internet, including security, reliability, cost, ease of access, quality of service and necessary increases in bandwidth availability, remain unresolved and are likely to affect the development of the market for our services. In addition, the rate of development and adoption of the Internet has been slower outside of the United States and the cost of bandwidth has been higher. The recent growth in the use of the Internet has caused frequent periods of performance degradation, requiring the upgrade of routers and switches, telecommunications links and other components forming the infrastructure of the Internet by ISPs and other organizations with links to the Internet. Any perceived degradation in the performance of the Internet as a whole could undermine the benefits of our services. Consequently, the emergence and growth of the market for our services is dependent on improvements being made to the entire Internet infrastructure to alleviate overloading and congestion.

We face risks associated with protection and enforcement of intellectual property rights

   We rely on a combination of copyright, patent trademark, service mark and trade secret laws and contractual restrictions to establish and protect proprietary rights in our products and services. We have very little patented technology that would preclude or inhibit competitors from entering our market. Although we have entered into confidentiality agreements with our employees, contractors, suppliers, distributors and appropriate customers to limit access to and disclosure of our proprietary information, these may prove insufficient to prevent misappropriation of our technology or to deter independent third-party development of similar technologies. In addition, the laws of various foreign countries may not protect our products, services or intellectual property rights to the same extent as do the laws of the United States.

   In addition to licensing technologies from third parties, we are developing and acquiring additional proprietary intellectual property. Third parties may try to claim that our products or services infringe their intellectual property. We expect that participants in our markets will be increasingly subject to infringement claims. Any claim, whether meritorious or not, could be time consuming, result in costly litigation, cause product installation delays or require us to enter into royalty or licensing agreements. These royalty or licensing agreements might not be available on terms acceptable to us or at all.

Our stock price has been volatile in the past and is likely to continue to be volatile

   The market price of our common stock has been volatile in the past and is likely to continue to be volatile. In addition, the securities markets in general, and Internet stocks in particular, have experienced significant price volatility and accordingly the trading price of our common stock is likely to be affected by this activity.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

   This prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this prospectus, the words "anticipate," "believe," "estimate," "will," "may," "intend" and "expect" and similar expressions generally identify forward-looking statements. Although we believe that our plans, intentions and expectations reflected in the forward-looking statements are reasonable, we cannot be sure that they will be achieved. Forward-looking statements in this prospectus include those relating to the expansion of our network through the opening of additional Internet Data Centers and the timing of openings, the upgrading of our telecommunications infrastructure, our planned introduction of various new products and services, the possibility of acquiring complementary businesses, products, services and technologies and our ability to make required payments on our current and future debt instruments. Actual results, performance or achievements could differ materially from those contemplated by the forward-looking statements contained in this prospectus. Important factors that could cause actual results to differ materially from our forward-looking statements are set forth in this prospectus, including under the heading "Risk Factors." These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant, presently or in the future, and the factors set forth in this prospectus may affect us to a greater extent than indicated. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in this prospectus. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

                                USE OF PROCEEDS

   We will use the net proceeds from the sale of securities that we may offer under this prospectus and any accompanying prospectus supplement for general corporate purposes. General corporate purposes may include repayment of debt, capital expenditures, possible acquisitions, investments, repurchase of our capital stock and any other purposes that we may specify in any prospectus supplement. We may invest the net proceeds temporarily or use them to repay short-term debt until we use them for their stated purpose.

                                DIVIDEND POLICY

   We do not anticipate paying dividends on our common stock in the foreseeable future. The terms of some of our debt instruments place limitations on our ability to pay dividends. Future dividends on our common stock, if any, will be at the discretion of our board of directors and will depend on, among other things, our operations, capital requirements and surplus, general financial condition, contractual restrictions and such other factors as our board of directors may deem relevant.

           RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

   The following table presents our historical ratios of earnings to fixed charges and preferred dividends for the periods indicated:

                                                                            Three months
                                   Year Ended December 31                  ended March 31
                         -----------------------------------------------  ------------------
                          1995     1996      1997      1998      1999       1999      2000
                         -------  -------  --------  --------  ---------  --------  --------
                                                (in thousands)
Ratio...................     --       --        --        --         --        --        --
Deficiency.............. $(1,311) $(4,133) $(25,298) $(67,316) $(130,323) $(23,232) $(58,350)

   For the purpose of this computation, earnings are defined as income (loss) before income taxes plus fixed charges and preferred dividends. Fixed charges consist of interest expense, including amortization of deferred debt issuance costs and the interest portion of capital lease obligations, and the portion of rental expense that is representative of the interest factor, deemed to be one-third of minimum operating lease rentals.

                         DESCRIPTION OF DEBT SECURITIES

   The following description of the terms of the debt securities summarizes some general terms that will apply to the debt securities. The description is not complete, and we refer you to the indentures, which we filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

General

   The debt securities will be either our senior debt securities or our subordinated debt securities. We will issue our debt securities under one or more separate indentures between us and Chase Manhattan Bank and Trust Company, National Association, as trustee. Senior debt securities will be issued under a senior indenture and subordinated securities will be issued under a subordinated indenture. Together the senior indenture and the subordinated indenture are called the "indentures". A copy of the form of each type of indenture will be filed as an exhibit to the registration statement of which this prospectus is a part. The indentures may be supplemented by one or more supplemental indentures. We refer to the indentures, together with any supplemental indentures, as the "indentures" throughout the remainder of this prospectus.

   The indentures do not limit the amount of debt securities that we may issue. The indentures provide that debt securities may be issued up to the principal amount that we authorize from time to time. The senior debt securities will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated and junior to all senior indebtedness. The terms of the indentures do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us, but those provisions may be included in the documents that include the specific terms of the debt securities.

   We may issue the debt securities in one or more separate series of senior debt securities and subordinated debt securities. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

  .  the title of the debt securities;

  .  any limit upon the aggregate principal amount of the debt securities;

  . if other than United States dollars, the currency or currencies, including the euro and other composite currencies, in which payments on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

  . the date or dates when payments on the principal must be made or the method of determining that date or dates;

  . interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable and the maturity;

  . the right, if any, to extend the interest payment periods and the duration of the extensions;

  .  the places where payments may be made and the manner of payments;

  .  any mandatory or optional redemption provisions;

  .  any subordination provisions;

  .  the denominations in which debt securities will be issued;

  . the terms applicable to any debt securities issued at a discount from their stated principal amount;

  . the currency or currencies of payment of principal or interest; and the period, if any, during which a holder may elect to pay in a currency other than the currency in which the debt securities are denominated;

  . if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any;

  . whether the debt securities will be issued in fully registered form without coupons or in bearer form, with or without coupons, or any combination of these, and whether they will be issued in the form of one or more global securities in temporary or definitive form;

  . whether and on what terms we will pay additional amounts to holders of the debt securities that are not United States persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

  . the certificates or forms required for the issuance of debt securities in definitive form;

  . the trustees, depositaries, authenticating or paying agents, transfer agents or registrars of the debt securities;

  . any deletions of, or changes or additions to, the events of default or covenants;

  . conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments to those prices and rates; and

  .  any other specific terms of the debt securities.

   If any debt securities are sold for any foreign currency or currency unit or if any payments on the debt securities are payable in any foreign currency or currency unit, the prospectus supplement will contain any restrictions, elections, tax consequences, specific terms and other information with respect to the debt securities and the foreign currency or currency unit.

   Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities may bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount and may bear no or below market interest. The applicable prospectus supplement will also contain any special tax, accounting or other information relating to original issue discount securities other kinds of debt securities that may be offered, including debt securities linked to an index or payable in currencies other than United States dollars.

Senior Debt Securities

   Payment of the principal of, premium, if any, and interest on senior debt securities will rank on a parity with all of our other unsecured and unsubordinated debt.

Subordinated Debt Securities

   Payment of the principal of, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt, including senior debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior debt. In addition, the subordinated debt securities will be effectively subordinated to creditors and preferred shareholders of our subsidiaries.

Registrar and Paying Agent

   The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent or at any office or agency that we maintain for those purposes.

   Chase Manhattan Bank and Trust Company, National Association, is our designated security registrar and paying agent for the debt securities.

Global Securities

   We may issue a series of debt securities in whole or in part in the form of one or more global certificates that will be deposited with a depositary we will identify in a prospectus supplement. We may issue global debt securities in either registered or unregistered form and in either temporary or definitive form. We will describe the specific terms of the depositary arrangement with respect to any series of debt securities in the prospectus supplement.

Conversion or Exchange Rights

   Debt securities may be convertible into or exchangeable for shares of our equity securities or equity securities of our subsidiaries or affiliates. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

  .  the conversion or exchange price;

  .  the conversion or exchange period;

  . provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

  .  events requiring adjustment to the conversion or exchange price;

  . provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

  .  any anti-dilution provisions, if applicable.

Registered Global Securities

   Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

  .  by the depositary for that registered global security to its nominee;

  . by a nominee of the depositary to the depositary or another nominee of the depositary; or

  . by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

   The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security.

   We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

  . ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for that registered global security, these persons being referred to as "participants", or persons that may hold interests through participants;

  . upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

  . any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

  . ownership of beneficial interest in that registered global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary for that registered global security for interests of participants and on the records of participants for interests of persons holding through participants.

   The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

   So long as the depositary for a registered global security, or its nominee, is the registered owner of that registered global security, the depositary or that nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

  . will not be entitled to have the debt securities represented by a registered global security registered in their names;

  . will not receive or be entitled to receive physical delivery of the debt securities in definitive form; and

  . will not be considered the owners or holders of the debt securities under the indenture.

   Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

   We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

   We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee as the registered owners of the registered global security. None of us, the trustee or any other of our agents or agents of the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

   We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name". We also expect that any of these payments will be the responsibility of the participants.

   If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, will instruct the trustee.

   We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as "bearer global securities". We will deposit these securities with a common depositary for Euroclear System and Clearstream Banking, or with a nominee for the depositary identified in the prospectus supplement relating to the series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Merger, Consolidation or Sale of Assets

   Under the terms of indentures, we may consolidate or merge with another company, or sell, lease or convey all or substantially all our assets to another company, if Exodus is either the continuing entity or, if Exodus is not the continuing entity:

  . the successor entity is organized under the laws of the United States of America and expressly assumes all payments on all of the debt securities and the performance and observance of all the covenants and conditions of the applicable indenture; and

  . the merger, sale of assets or other transaction must not cause a default on the debt securities and we must not already be in default.

Events of Default

   Unless otherwise provided for in the prospectus supplement, the term "event of default", when used in the indentures means any of the following:

  . failure to pay interest for 30 days after the date payment is due and payable; however, if we extend an interest payment period under the terms of the debt securities, the extension will not be a failure to pay interest;

  . failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

  .  failure to make sinking fund payments, if any, when due;

  . failure to perform other covenants for 60 days after notice that performance was required;

  .  events in bankruptcy, insolvency or reorganization of our company; or

  . any other event of default provided in the applicable resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

   An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. If an event of default relating to the payment of interest, principal or any sinking fund installment involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series may declare the entire principal of all the debt securities of that series to be due and payable immediately.

   If an event of default relating to the performance of other covenants occurs and is continuing for a period of 60 days after notice of that event of default, or if any other event of default occurs and is continuing involving all of the series of senior debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of senior debt securities may declare the entire principal amount of all of the series of senior debt securities due and payable immediately.

   Similarly, if an event of default relating to the performance of other covenants occurs and is continuing for a period of 60 days after notice, or if any other event of default occurs and is continuing involving all of the series of subordinated debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of subordinated debt securities may declare the entire principal amount of all of the series of subordinated debt securities due and payable immediately.

   If, however, the event of default relating to the performance of other covenants or any other event of default that has occurred and is continuing is for less than all of the series of senior debt securities or subordinated debt securities, then, the trustee or the holders of not less than 25% in aggregate principal amount of each affected series of the senior debt securities or the subordinated debt securities, as the case may be, may declare the entire principal amount of all debt securities of that affected series due and payable immediately. The holders of not less than a majority, or any applicable supermajority, in aggregate principal amount of the debt securities of a series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the series.

   If an event of default relating to events in bankruptcy, insolvency or reorganization occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

   Each indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under each indenture unless:

  . the holder has previously given to the trustee written notice of default and continuance of that default;

  . the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

  . the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;

  .  the trustee has not instituted the action within 60 days of the request;
     and

  . the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the series.

   We will be required to file annually with the trustee a certificate, signed by an officer of our company, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of an indenture.

Discharge, Defeasance and Covenant Defeasance

   We can discharge or defense our obligations under the indentures as stated below or as provided in the prospectus supplement.

   Unless otherwise provided in the applicable prospectus supplement, we may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or United States government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

   Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as "defeasance". We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indentures, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as "covenant defeasance". We may effect defeasance and covenant defeasance only if, among other things:

  . we irrevocably deposit with the trustee cash or United States government obligations, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal, premium, if any, and interest on all outstanding debt securities of the series;

  . we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that (a) in the case of covenant defeasance, the holders of the series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance, and will be subject to tax in the same manner and at the same times as if no covenant defeasance had occurred and (b) in the case of defeasance, either we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in applicable United States federal income tax law, and based on that ruling or change, the holders of the series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance and will be subject to tax in the same manner as if no defeasance had occurred; and

  . in the case of subordinated debt securities, no event or condition will exist that, based on the subordination provisions applicable to the series, would prevent us from making payments of principal of, premium, if any, and interest on any of the applicable subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the deposit date.

   Although we may discharge or decrease our obligations under the indentures as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

   Except as provided in the applicable prospectus supplement, each indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

  .  secure any debt securities;

  . evidence the assumption by a successor corporation of our obligations and the conversion of any debt securities into the capital stock of that successor corporation, if the terms of those debt securities so provide;

  .  add covenants for the protection of the holders of debt securities;

  .  cure any ambiguity or correct any inconsistency in the indenture;

  .  establish the forms or terms of debt securities of any series; and

  . evidence and provide for the acceptance of appointment by a successor trustee.

   Each indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or of subordinated debt securities then outstanding and affected, voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected:

  .  extend the stated maturity of any debt security;

  .  reduce the principal amount or premium, if any;

  .  reduce the rate or extend the time of payment of interest;

  .  reduce any amount payable on redemption;

  . change the currency in which the principal, unless otherwise provided for a series, premium, if any, or interest is payable;

  . reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

  . impair the right to institute suit for the enforcement of any payment on any debt security when due; or

  . reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture for any such series.

Concerning the Trustee

   Each indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indentures separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by that trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indentures may resign or be removed from one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee of that series in New York, New York.

   If the trustee becomes a creditor of our company, each indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

   The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee concerning the applicable series of debt securities, so long as the direction:

  . would not conflict with any rule of law or with the applicable indenture;

  . would not be unduly prejudicial to the rights of another holder of the debt securities; and

  .  would not involve any trustee in personal liability.

   Each indenture provides that if an event of default occurs, is not cured and is known to any trustee, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trust's power. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

   Each indenture provides that no incorporator and no past, present or future stockholder, officer or director of our company or any successor corporation in those capacities will have any individual liability for any of our obligations, covenants or agreements under the debt securities or such indenture.

Governing Law

   The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

                         DESCRIPTION OF PREFERRED STOCK

   Under our certificate of incorporation we have authorized 5,000,000 shares of preferred stock, par value $0.001 per share. At June 23, 2000, we had no shares of preferred stock issued and outstanding. Our board of directors has the authority to issue preferred stock in one or more classes or series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, exchange rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series or the designation of such class or series, without any further action by the stockholders. Preferred stock, if issued, will not be entitled to any preemptive or similar rights.

   Each time that we issue a new series of preferred stock, we will file with the SEC a definitive certificate of designations. In addition, the prospectus supplement relating to that new series of preferred stock will specify the particular amount, price and other terms of that new series. These terms will include:

  .  the designation of the title of the series;

  .  dividend rates;

  .  redemption provisions, if any;

  . special or relative rights in the event of liquidation, dissolution, distribution or winding up of Exodus;

  .  sinking fund provisions, if any;

  . whether the preferred stock will be convertible into our common stock or any other of our securities or exchangeable for securities of any other person;

  .  voting rights; and

  . any other preferences, privileges, powers, rights, qualifications, limitations and restrictions, not inconsistent with our by-laws.

   The shares of any series of preferred stock will be, when issued, fully paid and non-assessable. The holders of the preferred stock will not have preemptive rights.

Ranking

   Each new series of preferred stock will rank with respect to each other series of our preferred stock as specified in the prospectus supplement relating to that new series of preferred stock.

Dividends

   Holders of each new series of preferred stock will be entitled to receive cash dividends or dividends in kind, if declared by our board of directors out of funds legally available for dividends. For each series of preferred stock, we will specify in the prospectus supplement:

  .  the dividend rates;

  .  whether the rates will be fixed or variable or both;

  .  the dates of distribution of the cash dividends; and

  . whether the dividends on any series of preferred stock will be cumulative or non-cumulative.

Conversion and exchange

   The prospectus supplement for any new series of preferred stock will state the terms and other provisions, if any, on which shares of the new series of preferred stock are convertible into shares of our common stock or exchangeable for securities of a third party.

Redemption

   We will specify in the prospectus supplement relating to each new series of preferred stock:

  . whether that new series will be redeemable at any time, in whole or in part, at our option or at the option of the holder of the shares of preferred stock;

  . whether that new series will be subject to mandatory redemption under a sinking fund or on other terms; and

  .  the redemption prices.

Liquidation preference

   Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred stock will be entitled to receive:

  . distributions upon liquidation in the amount provided in the prospectus supplement of that series of preferred stock; plus

  .  any accrued and unpaid dividends.

   These payments will be made to holders of preferred stock out of our assets available for distribution to stockholders before any distribution is made on any securities ranking junior to the preferred stock regarding liquidation rights.

   After payment of the full amount of the liquidation preference to which they are entitled, the holders of each series of preferred stock will not be entitled to any further participation in any distribution of our assets.

Voting rights

   The holders of shares of any series of preferred stock will have no voting rights except as indicated in the certificate of designations or prospectus supplement relating to that series or as required by law.

Transfer agent and registrar

   We will specify each of the transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each new series of preferred stock in the prospectus supplement relating to that series.

                          DESCRIPTION OF COMMON STOCK

   The following summary is a description of the material terms of our common stock, does not purport to be complete and is subject in all respects to the applicable provisions of Delaware law and of our constituent documents and of the constituent documents of our subsidiaries. Our restated certificate of incorporation and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

   Our restated certificate of incorporation provides that we have authority to issue 1,500,000,000 shares of common stock, par value $0.001 per share. As of June 23, 2000, there were 414,703,202 shares of common stock outstanding. Common stockholders are entitled to one vote for each share held on all matters submitted to a vote of stockholders. They do not have cumulative voting rights. Common stockholders do not have preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of common stockholders are subject to the rights of the shareholders of any series of preferred stock which we may designate and issue in the future. We will describe the specific terms of any common stock we may offer in a prospectus supplement.

Charter Provisions

   The board of directors currently consists of ten members. At each annual meeting of stockholders, directors are elected for a term of one year.

   Our restated certificate of incorporation includes provisions eliminating the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by law. Our bylaws include provisions indemnifying our directors and officers to the fullest extent permitted by Delaware law, including under circumstances in which indemnification is otherwise discretionary, and permitting the board of directors to grant indemnification to employees and agents to the fullest extent permitted by Delaware law.

   Our bylaws require that nominations for the board of directors made by the stockholders and proposals by stockholders seeking to have any business conducted at a stockholders' meeting comply with particular notice procedures. A notice by a stockholder of a planned nomination or of proposed business must generally be given not later than 60 days nor earlier than 90 days prior to the date of the meeting. A stockholder's notice of nomination must include particular information about the stockholder, the nominee and any beneficial owner on whose behalf the nomination is made, and a notice from a stockholder proposing business to be brought before the meeting must describe such business and include information about the stockholder making the proposal, any beneficial owner on whose behalf the proposal is made, and any other stockholder known to be supporting that proposal.

   Our restated certificate of incorporation and bylaws provide that any action required or permitted to be taken by the stockholders shall be taken only at a duly called annual or special meeting of the stockholders. Special meetings may be called by the board of directors, the chairman of the board, the chief executive officer or the holders of Exodus shares that are entitled to cast not less then 10% of the total number of votes entitled to be cast by all stockholders at such meeting. In addition, our restated certificate of incorporation and bylaws provide that the board of directors may, from time to time, fix the number of directors constituting the board of directors, and only the directors are permitted to fill vacancies on the board of directors.

   Under Delaware law, the affirmative vote of a majority of the shares entitled to vote on any mater is required to amend a corporation's certificate of incorporation or bylaws, unless a corporation's certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our restated certificate of incorporation and bylaws do not require a greater percentage. In addition, our restated certificate of incorporation and bylaws provide that the board of directors shall have the power to amend or repeal our bylaws.

   The provisions of the restated certificate of incorporation and bylaws discussed above could make more difficult or discourage a proxy contest or the acquisition of control of a substantial block of our stock or the removal of any incumbent member of the board of directors. Such provisions could also have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of Exodus, even though such an attempt might be beneficial to Exodus and our stockholders.

Stockholder Rights Plan

   We adopted a stockholder rights plan on January 26, 1999. The plan was implemented by declaring a dividend, distributable to stockholders of record on February 11, 1999, of one preferred share purchase right for each outstanding share of common stock. The plan provides that each share of common stock outstanding will have attached to it the right to purchase one sixteen-hundredth of a share of preferred stock. The purchase price per one sixteen-hundredth of a preferred share under the plan is $21.87, subject to adjustment. The rights will be exercisable only if a person or group (i) acquires 15% or more of the common stock or (ii) announces a tender offer that would result in that person or group acquiring 15% or more of the common stock. Once exercisable, and in some circumstances if certain additional conditions are met, the plan allows shareholders (other than the acquiror) to purchase common stock or securities of the acquiror having a then-current market value of two times the exercise price of the right. The rights are redeemable for $0.001 per right (subject to adjustment) at the option of the board of directors. Until a right is exercised, the holder of the right, as such, has no rights as a stockholder of Exodus. The rights will expire on January 27, 2009 unless redeemed by Exodus prior to that date.

   On October 20, 1999 the rights agreement was amended to provide that FMR Corp. will not be deemed an "acquiring person" unless it acquires 20% or more of the common stock as opposed to 15% as described above.

   The rights agreement contains rights that have anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire Exodus on terms not approved by the board of directors. The rights should not interfere with any merger or other business combination approved by the board of directors since the rights may be redeemed by Exodus at $0.001 per right prior to the earlier of (i) the time prior to such time as any person has become an acquiring person (as defined in the rights agreement), or
(ii) January 27, 2009.

Change of Control

   We are subject to Section 203 of the Delaware General Corporation Law which under certain circumstances, may make it more difficult for a person who would be an "Interested Stockholder," as defined in Section 203, to effect various business combinations with us for a three-year period. Under Delaware law, a corporation's certificate of incorporation or bylaws may exclude a corporation from the restrictions imposed by Section 203. Our restated certificate of incorporation and bylaws do not exclude us from the restrictions imposed under
Section 203.

Transfer Agent

   The transfer agent, registrar, dividend disbursing agent and redemption agent for the shares of our common stock will be EquiServe.

                            DESCRIPTION OF WARRANTS

   We may issue warrants, including debt warrants, which are warrants to purchase debt securities, and equity warrants, which are warrants to purchase common stock or preferred stock.

   Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with a series of warrants and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following describes the general terms and provisions of the warrants offered by this prospectus. The applicable prospectus supplement will describe any other terms of the warrant and the applicable warrant agreement.

Debt warrants

   The applicable prospectus supplement will describe the terms of any debt warrants, including the following:

  .  the title and aggregate number of the debt warrants;

  .  any offering price of the debt warrants;

  . the number of debt warrants and debt securities that will be separately transferable;

  . any date on and after which the debt warrants and debt securities will be separately transferable;

  . the title, total principal amount, ranking and terms, including subordination and conversion provisions, of the underlying debt securities that may be purchased upon exercise of the debt warrants;

  . the time or period when the debt warrants are exercisable, the minimum or maximum amount of debt warrants which may be exercised at any one time and the final date on which the debt warrants may be exercised;

  . the principal amount of underlying debt securities that may be purchased upon exercise of each debt warrant and the price, or the manner of determining the price, at which the principal amount may be purchased upon exercise;

  .  the terms of any right to redeem or call the debt warrants;

  .  any book-entry procedure information;

  . any currency or currency units in which the offering price and the exercise price are payable; and

  . any other terms of the debt warrants not inconsistent with the provisions of the debt warrant agreement.

Equity warrants

   The applicable prospectus supplement will describe the terms of any equity warrants, including the following:

  .  the title and aggregate number of the equity warrants;

  .  any offering price of the equity warrants;

  . the designation and terms of any shares of preferred stock that are purchasable upon exercise of the equity warrants;

  . if applicable, the designation and terms of the securities with which the equity warrants are issued and the number of the equity warrants issued with each security;

  . if applicable, the date from and after which the equity warrants and any securities issued with those warrants will be separately transferable;

  . the number of shares of common stock or preferred stock purchasable upon exercise of an equity warrant and the price;

  . the time or period when the equity warrants are exercisable and the final date on which the equity warrants may be exercised and terms regarding any of our rights to accelerate this final date;

  . if applicable, the minimum or maximum amount of the equity warrants exercisable at any one time;

  . any currency or currency units in which the offering price and the exercise price are payable;

  .  any applicable anti-dilution provisions of the equity warrants;

  .  any applicable redemption or call provisions; and

  . any additional terms of the equity warrants not inconsistent with the provisions of the equity warrant agreement.

                              PLAN OF DISTRIBUTION

   We may sell our debt securities, shares of preferred stock, shares of common stock and warrants in any of three ways:

  .  through underwriters;

  .  through agents; or

  . directly to a limited number of institutional purchasers or to a single purchaser.

   The prospectus supplement for the securities we sell will describe that offering, including:

  .  the name or names of any underwriters;

  . the purchase price and the proceeds to us or the selling stockholders from that sale;

  . any underwriting discounts and other items constituting underwriters' compensation;

  . any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

  . whether the securities will trade on any securities exchanges or the Nasdaq National Market.

Underwriters

   If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the securities that we will offer. Unless otherwise provided in the applicable prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to conditions. The underwriters will be obligated to purchase all of these securities if any are purchased.

   The securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

   We also may sell the securities in connection with a remarketing upon their purchase, in connection with a redemption or repayment, by a remarketing firm acting as principal for its own account or as our agent. Remarketing firms may be deemed to be underwriters in connection with the securities that they remarket.

   We may authorize underwriters to solicit offers by institutions to purchase the securities subject to the underwriting agreement from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell securities under these delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

Agents

   We may also sell any of the securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to these agents in the prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in the applicable prospectus supplement.

Direct Sales

   We may sell any of the securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of these securities.

Indemnification

   We may indemnify underwriters, dealers or agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, and agree to contribute to payments which these underwriters, dealers or agents may be required to make.

                                 LEGAL MATTERS

   Certain legal matters with respect to the securities will be passed upon for us by Fenwick & West LLP, Palo Alto, California.

                                    EXPERTS

   The consolidated financial statements of Exodus as of December 31, 1998 and 1999, and for each of the years in the three-year period ended December 31, 1999 and the related financial statement schedule have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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                                 $2,000,000,000

                          Exodus Communications, Inc.

                                Debt Securities
                                Preferred Stock
                                  Common Stock
                                    Warrants

                     [LOGO OF EXODUS COMMUNICATIONS, INC.]

                               ----------------

                                   PROSPECTUS

                                        , 2000

                               ----------------


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                                    PART II

Item 14. Other Expenses of Issuance and Distribution.

     SEC registration fee............................................ $ 528,000
     Printing and engraving expenses.................................   150,000
     Accounting fees and expenses....................................    50,000
     Legal fees and expenses.........................................   150,000
     Miscellaneous...................................................    72,000
                                                                      ---------
       Total......................................................... $ 950,000

   The foregoing items, except for the registration fee to the Securities and Exchange Commission, are estimated. All expenses of the offering, other than selling discounts, commissions and legal fees incurred by securityholders, will be paid by the Registrant.

Item 15. Indemnification of Directors and Officers.

   As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law; (ii) the Registrant may, in its discretion, indemnify other officers, employees and agents as set forth in the Delaware General Corporation Law; (iii) upon receipt of an undertaking to repay such advances if indemnification is determined to be unavailable, the Registrant is required to advance expenses, as incurred, to its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law in connection with a proceeding (except is a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding or, in certain circumstances, by independent legal counsel in a written opinion that the facts known to the decision-making party demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in, or not opposed to, the best interests of the corporation); (iv) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees and agents; (v) the Registrant may not retroactively amend the Bylaw provisions relating to indemnity; and (vi) to the fullest extent permitted by the Delaware General Corporation Law, a director or executive officer will be deemed to have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that his or her conduct was unlawful if his or her action is based on the records or books of account of the corporation or on information supplied to him or her by officers of the corporation in the course of their duties or on the advice of legal counsel for the corporation or on information or records given or reports made to the corporation by independent certified public accountants or appraisers or other experts.

   The Registrant's policy is to enter into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide that directors and executive officers will be indemnified and held harmless to the fullest possible extent permitted by law including against all expenses (including attorneys' fees), judgments, fines and settlement amounts paid or reasonably incurred by them in any action, suit or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors, officers, employees or agents of the Registrant or as directors, officers, employees or agents of any other company or enterprise when they are serving in such capacities at the request of the

Registrant. The Registrant will not be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims (i) initiated or brought voluntarily by the indemnified party and not by way of defense, except with respect to a proceeding to establish or enforce a right to indemnification under the indemnification agreements or any other agreement or insurance policy or under the Registrant's Certificate of Incorporation or Bylaws now or hereafter in effect relating to indemnification, or authorized by the Board of Directors or as otherwise required under Delaware statute or law, regardless of whether they indemnified party is ultimately determined to be entitled to such indemnification, (ii) for expenses and the payment of profits arising from the purchase and sale by the indemnified party of securities in violation of Section 16(b) of the Securities Exchange Act of 1934 or any similar successor statute or (iii) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is now lawful.

   The indemnification agreement also provides for contribution in certain situations in which the Registrant and a director or executive officer are jointly liable for which indemnification is unavailable, such contribution to be based on the relative benefits received and the relative fault of the Registrant and the director or executive officer. No contribution is allowed to a person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) from any person who was not found guilty of such fraudulent misrepresentation.

   The indemnification agreement requires a director or executive officer to reimburse the Registrant for all expenses advanced only to the extent it is ultimately determined that the director or executive officer is not entitled, under Delaware law, the Bylaws, the indemnification agreement or otherwise, to be indemnified for such expenses. The indemnification agreement provides that it is not exclusive of any rights a director or executive officer may have under the Certificate of Incorporation, Bylaws, other agreements, any majority-in-interest vote of the stockholders or vote of disinterested directors, Delaware law or otherwise.

   The indemnification provision in the Bylaws, and the form of indemnification agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's executive officers and directors for liabilities arising under the Securities Act of 1933, as amended.

   As authorized by the Registrant's Bylaws, the Registrant, with approval by the Board, maintains director and officer liability insurance.

   In addition, Thadeus Mocarski, a director of the Registrant, is indemnified in certain circumstances by Fleet Financial Group, Inc.

   The following is a complete list of Exhibits filed as part of this Registration Statement, which are incorporated herein:

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
  1.01   Form of Underwriting Agreement for [Common Stock] [Preferred Stock].*

  1.02   Form of Underwriting Agreement for [Convertible] [Senior]
         [Subordinated] Debt Securities.*

  4.01   Restated Certificate of Incorporation of the Registrant (filed as
         Exhibit 4.01 to the Registrant's Registration Statement on Form S-8, filed with the Securities and Exchange Commission on June 9, 2000, and incorporated by reference herein).

  4.02 Bylaws of the Registrant (filed as Exhibit 3.06 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1, filed with the Securities and Exchange Commission on June 9, 2000, and incorporated by reference herein).

  4.03 Rights Agreement dated as of January 27, 1999 between the Registrant and BancBoston, N.A., Rights Agent (filed as Exhibit 4.04 to the
         Registrant's Form 8-A12G/A, filed on January 29, 1999 and incorporated by reference herein).

  4.04 Amendment No. 1, dated as of October 20, 1999 to the Rights Agreement between the Registrant and BancBoston, N.A., Rights Agent, dated as of January 27, 1999 (filed as Exhibit 4.05 to the Registrant's Form 8-
         A12G/A, filed on November 29, 1999 and incorporated by reference herein).

 Exhibit
 Number                        Exhibit Description
 -------                       -------------------
   4.05  Form of Senior Indenture.*

   4.06  Form of Senior Debt Security.*

   4.07  Form of Subordinated Indenture.*

   4.08  Form of Subordinated Debt Security.*

   4.09  Form of Standard Stock Warrant Provisions.*

   4.10  Form of Standard Debt Securities Warrant Provisions.*

   5.01  Opinion of Fenwick & West LLP.*

  12.01  Statement Regarding Computation of Ratios.*

  23.01  Consent of Fenwick & West LLP (included in Exhibit 5.01).*

  23.02  Consent of KPMG LLP, independent auditors.

         Power of Attorney (see the signature page to this Registration
  24.01  Statement).

--------
* To be filed by amendment.

Item 17. Undertakings.

   (1) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

   (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (3) The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (b) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (c) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (d) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 28th day of June, 2000.

                                          EXODUS COMMUNICATIONS, INC.

                                          By:    /s/ R. Marshall Case
                                             ----------------------------------
                                                    R. Marshall Case
                                            Executive Vice President, Finance
                                               and Chief Financial Officer

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS THAT each individual whose signature appears below appoints each of Ellen M. Hancock and R. Marshall Case, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 415 promulgated under the Securities Act of 1933 and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                            Title                  Date
                 ---------                            -----                  ----


Principal Executive Officer:

          /s/ Ellen M. Hancock              Chairman, Chief Executive    June 28, 2000
___________________________________________  Officer and Director
             Ellen M. Hancock


Principal Financial Officer and
Principal Accounting Officer:

          /s/ R. Marshall Case              Executive Vice President,    June 28, 2000
___________________________________________  Finance and Chief
             R. Marshall Case                Financial Officer


Additional Directors:

            /s/ Mark Dubovoy                Director                     June 28, 2000
___________________________________________
               Mark Dubovoy

                 Signature                            Title                  Date
                 ---------                            -----                  ----

                                            Director
___________________________________________
              John R. Dougery

                                            Director
___________________________________________
               Max D. Hopper

          /s/ L. William Krause             Director                     June 28, 2000
___________________________________________
             L. William Krause

           /s/ Daniel C. Lynch              Director                     June 28, 2000
___________________________________________
              Daniel C. Lynch

         /s/ Thadeus J. Mocarski            Director                     June 28, 2000
___________________________________________
            Thadeus J. Mocarski

          /s/ Naomi O. Seligman             Director                     June 28, 2000
___________________________________________
             Naomi O. Seligman


           /s/ Dirk A. Stuurop              Director                     June 28, 2000
___________________________________________
              Dirk A. Stuurop


        /s/ Laura D'Andrea Tyson            Director                     June 28, 2000
___________________________________________
           Laura D'Andrea Tyson


                                 EXHIBIT INDEX

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
   1.01  Form of Underwriting Agreement for [Common Stock] [Preferred Stock].*

   1.02  Form of Underwriting Agreement for [Convertible] [Senior]
         [Subordinated] Debt Securities.*

   4.01  Restated Certificate of Incorporation of the Registrant (filed as
         Exhibit 4.01 to the Registrant's Registration Statement on Form S-8, filed with the Securities and Exchange Commission on June 9, 2000, and incorporated by reference herein).

   4.02 Bylaws of the Registrant (filed as Exhibit 3.06 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1, filed with the Securities and Exchange Commission on June 9, 2000, and incorporated by reference herein).

   4.03 Rights Agreement dated as of January 27, 1999 between the Registrant and BancBoston, N.A., Rights Agent (filed as Exhibit 4.04 to the
         Registrant's Form 8-A12G/A, filed on January 29, 1999 and incorporated by reference herein).

   4.04 Amendment No. 1, dated as of October 20, 1999 to the Rights Agreement between the Registrant and BancBoston, N.A., Rights Agent, dated as of January 27, 1999 (filed as Exhibit 4.05 to the Registrant's Form 8-
         A12G/A, filed on November 29, 1999 and incorporated by reference herein).

   4.05  Form of Senior Indenture.*

   4.06  Form of Senior Debt Security.*

   4.07  Form of Subordinated Indenture.*

   4.08  Form of Subordinated Debt Security.*

   4.09  Form of Standard Stock Warrant Provisions.*

   4.10  Form of Standard Debt Securities Warrant Provisions.*

   5.01  Opinion of Fenwick & West LLP.*

  12.01  Statement Regarding Computation of Ratios.*

  23.01  Consent of Fenwick & West LLP (included in Exhibit 5.01).*

  23.02  Consent of KPMG LLP, independent auditors.

  24.01  Power of Attorney (see the signature page to this Registration
         Statement).

--------
* To be filed by amendment.